  As filed with the Securities and Exchange Commission on February 20, 1998
                                                    Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------

                                PROGENITOR, INC.
             (Exact name of Registrant as Specified in Its Charter)
                 ----------------------------------------------

         DELAWARE                                               31-1344193
(State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                              4040 CAMPBELL AVENUE
                              MENLO PARK, CA 94025
                    (Address of Principal Executive Offices)

                            1996 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                 ----------------------------------------------

                         DOUGLASS B. GIVEN, M.D., PH.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PROGENITOR, INC.
                              4040 CAMPBELL AVENUE
                              MENLO PARK, CA 94025
                     (Name and Address of Agent for Service)

                                (650) 617-0880
        (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                              GAVIN B. GROVER, ESQ.
                            KRISTIAN E. WIGGERT, ESQ.
                             MORRISON & FOERSTER LLP
                                425 MARKET STREET
                         SAN FRANCISCO, CALIFORNIA 94105
                                (415) 268-7000
               --------------------------------------------------
                         CALCULATION OF REGISTRATION FEE


================================================================================

                                                   Proposed        Proposed
                      Amount        Maximum         Maximum        Amount of
Title of              to be      Offering Price    Aggregate     Registration
Securities          Registered    Per Share(1)     Offering           Fee
to be Registered                                   Price(1)
--------------------------------------------------------------------------------

Common Stock,
$.001 par value     2,850,000        $5.50        $15,675,000       $4,625
per share
================================================================================

(1)Estimated solely for the purpose of calculating the registration fee.


================================================================================


                   The Index to Exhibits appears on page II-8.

                                     PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Progenitor, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, which includes audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (a) above.

     (c) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated July 30, 1997 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction. The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify to the fullest extent permitted by Section 145, as it now exists or as amended, all persons whom it may indemnify pursuant thereto.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the DGCL.

     Section 7 of the Form of Underwriting Agreement, attached as Exhibit 1.1 to the Registrant's Registration Statement on Form S-1 (No. 333-05369), as declared effective on August 6, 1997 (the "Registration Statement on Form S-1"), contains certain provisions relating to indemnification.

     The Registrant has obtained liability insurance insuring the Registrant's officers and directors against liabilities that they may incur in such capacities.

     The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's charter documents. These agreements, among other things, provide for the indemnification of the Registrant's directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or executive officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which such person provides services at the request of the Registrant to the fullest extent permitted by applicable law. The Registrant believes that these provisions and agreements will assist it in attracting and retaining qualified persons to serve as directors and executive officers.

     Certain warrants to purchase the Registrant's Common Stock, and a Stock Purchase Agreement with Amgen Inc., each of which is described in the Registration Statement on Form S-1, provide for cross-indemnification of stockholders of the Registrant whose shares with registration rights are included in a registration under the Securities Act, and of the Registrant, its officers and directors for certain liabilities arising in connection with such registration.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     4.1 Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-05369) which became effective on August 6, 1997 (the "Registration Statement on Form S-1")).

     4.2 Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

     4.3 Specimen Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1).

     5.1   Opinion of Morrison & Foerster LLP.

     23.1  Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

     23.2  Consent of Coopers & Lybrand L.L.P., Independent Accountants.

     24.1  Power of Attorney (See pages II-6 and II-7).

ITEM 9. UNDERTAKINGS.

             (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Certificate of Incorporation and Bylaws of the Registrant, the DGCL, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Progenitor, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on February 20, 1998.


                                             PROGENITOR, INC.


                                             By: /s/ DOUGLASS B. GIVEN
                                                 -------------------------------
                                                 Douglass B. Given
                                                 President, Chief Executive
                                                 Officer and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Douglass B. Given and Mark N.K. Bagnall, with full power to act alone, his true and lawful attorneys-in-fact, with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                         Title                    Date
          ---------                         -----                    ----
                                President, Chief Executive     February 20, 1998
    /s/ DOUGLASS B. GIVEN       Officer and Director
------------------------------  (Principal Executive Officer)
Douglass B. Given, M.D., Ph.D.

    /s/ MARK N.K. BAGNALL       Vice President, Finance and    February 20, 1998
------------------------------  Chief Financial Officer
      Mark N.K. Bagnall         (Principal Financial and
                                Accounting Officer)


          Signature                         Title                    Date
          ---------                         -----                    ----

     /s/ ROBERT P. AXLINE       Director                       February 20, 1998
------------------------------
       Robert P. Axline

     /s/ GLENN L. COOPER        Director                       February 20, 1998
------------------------------
    Glenn L. Cooper, M.D.

  /s/ ALEXANDER M. HAIG, JR.    Director                       February 20, 1998
------------------------------
    Alexander M. Haig, Jr.

      /s/ MORRIS LASTER         Director                       February 20, 1998
------------------------------
     Morris Laster, M.D.

     /s/ JERRY P. PEPPERS       Director                       February 20, 1998
------------------------------
       Jerry P. Peppers

    /s/ DAVID B. SHARROCK       Director                       February 20, 1998
------------------------------
      David B. Sharrock

     /s/ ROBERT R. MOMSEN       Director                       February 20, 1998
------------------------------
       Robert R. Momsen

EXHIBIT INDEX



EXHIBIT
NUMBER                  DESCRIPTION
------                  -----------
4.1         Form of Amended and Restated Certificate of Incorporation of the
            Registrant (incorporated by reference to Exhibit 3.1 to the
            Registrants' Registration Statement on Form S-1 (Commission File No.
            333-05369) which became effective on August 6, 1997 (the
            "Registration Statement on Form S-1")).

4.2 Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1).

4.3 Specimen Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1).

5.1         Opinion of Morrison & Foerster LLP.

23.1        Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

23.2        Consent of Coopers & Lybrand L.L.P., Independent Accountants.

24.1        Power of Attorney (See pages II-6 and II-7).